                                                                    Exhibit 10.4


                               WAIVER AND CONSENT
                                       TO
                     AGREEMENT OF PURCHASE AND SALE OF STOCK

                  WAIVER AND CONSENT, dated as of July 3, 2000 (the "WAIVER") by MONTE STROHL ("STROHL"), in connection with the AGREEMENT OF PURCHASE AND SALE OF STOCK, dated as of April 21, 2000 (the "AGREEMENT") by and among THE PATHWAYS GROUP, INC., a Delaware corporation (the "COMPANY"), Strohl, Jay Potts and Gary Baker (collectively referred to herein as "SHAREHOLDERS"), and MS Digital, Inc., a Washington corporation, ("MS DIGITAL").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Agreement, the Company has agreed to purchase from the Shareholders, and Shareholders have agreed to sell to the Company, all the outstanding stock of MS Digital, in exchange for Pathways Common Stock (as defined in Section 4.3 of the Agreement) in a stock-for-stock transaction intended to qualify as a tax-free reorganization under the Code (as defined in Section 1.4 of the Agreement); and

                  WHEREAS, pursuant to Section 2.3.2 of the Agreement, Strohl is entitled to receive ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00) of Pathways Common Stock on or before December 1, 2000; and

                  WHEREAS, Strohl and the Company wish to modify Section 2.3.2 of the Agreement by executing this Waiver on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the undersigned hereby agrees as follows:

                  1. DEFINITIONS. Except as otherwise defined herein, all capitalized terms used herein shall have the same respective meanings as in the Agreement.

                  2. WAIVER AND CONSENT TO MODIFICATION OF SECTION 2.3.2. Notwithstanding the provisions set forth in Section 2.3.2 of the Agreement, Strohl hereby consents that he shall receive ONE MILLION TWO HUNDRED TWENTY-FIVE THOUSAND shares (1,225,000) of Pathways Common Stock as payment and full consideration for the ONE MILLION FIVE HUNDRED THOUSAND Dollars ($1,500,000.00) of Pathways Common Stock to which Strohl is entitled pursuant to Section 2.3.2 of the Agreement and hereby waives any default that may arise pursuant to
Section 2.3.2 of the Agreement in connection with such modification and any damages or penalties that may accrue as a result of such modification.

                  3. NO OTHER WAIVER. Except as modified by this Waiver, the Agreement shall continue in full force and effect.

                  4. CHOICE OF LAW. This Waiver shall be governed by, and construed in accordance with, the laws of the State of Washington, without regard to principles of conflict of laws.

                  5. COUNTERPARTS. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

                  6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on, enforceable against and inure to the benefit of, the parties and their respective heirs, representatives, successors and permitted assigns (whether by merger, consolidation, acquisition or otherwise), and nothing herein is intended to confer any right, remedy or benefit upon any other person.

                  IN WITNESS WHEREOF, the undersigned has caused this Waiver to be executed effective as of the date first above written.


                                          /s/ Monte Strohl
                                       ----------------------
                                       Monte Strohl